SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        PIONEER COMMERCIAL FUNDING CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

(4)      Date Filed:

                        PIONEER COMMERCIAL FUNDING CORP.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON May 23, 2000


To the stockholders of Pioneer Commercial Funding Corp.:

         Notice is hereby given that the Annual Meeting of Stockholders ("Annual Meeting") of Pioneer Commercial Funding Corp., a New York corporation ("Company"), will be held at One Rockefeller Plaza, Suite 2412, New York, N.Y. 10020 on May 23, 2000, at the hour of 11 AM local time for the following purposes:

(1) To elect six directors for a one year term expiring in 2000;

(2) To ratify the appointment of Lazar Levine & Felix LLP as the Company's auditors for the year ended December 31, 2000; and

(3) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on April 24, 2000 are entitled to notice of and to vote at the meeting or any continuation or adjournment thereof

                                             By Order of the Board of Directors

                                             David W. Sass, Secretary

April 24, 2000

         IF YOU WISH TO VOTE IN FAVOR OF EACH OF THE PROPOSALS AND FOR THE NOMINEES PRESENTED, CHECK THE APPROPRIATE BOX AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ANY EVENT, YOUR PROMPT RETURN OF A SIGNED AND DATED PROXY WILL BE APPRECIATED.

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                        PIONEER COMMERCIAL FUNDING CORP.
                              One Rockefeller Plaza
                                   Suite 2412
                              New York, N. Y. 10021

                             To Be Held May 23, 2000

         The enclosed proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pioneer Commercial Funding Corp., a New York corporation (the "Company"), for use at the Annual Meeting of shareholders of the Company to be held at 11:00 A.M., Eastern Daylight Time, on May 23, 2000, at One Rockefeller Plaza, Suite 2412, New York, New York 10020, and any adjournment or adjournments hereof (the "Meeting").

         This proxy statement and the enclosed form of proxy are first being mailed to the shareholders of the Company on or about April 26, 2000.The Board Of Directors has established April 24, 2000 as the record date for shareholders entitled to notice of, and to vote at the meeting.

         The present officers and directors of the Company and affiliates, holding approximately 53.8% of the outstanding Common stock of the Company, intend to vote in FOR Proposals 1 and 2.

Matters to Be Acted Upon

         It is proposed at the Meeting to adopt resolutions approving the following proposals (the "Proposals"):

1. To elect six directors.

2. To ratify the appointment of Lazar Levine & Felix LLP as independent auditors for the fiscal period ending on December 31, 2000.

3. To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR Proposals One and Two.

Right of Revocation

         A proxy may be revoked by notice in writing to the Secretary of the Company at any time prior to the exercise thereof. Each valid proxy received in time will be voted at the Meeting and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the persons named in the accompanying proxy have advised the Company of their intention to vote the shares represented by the proxies received by them in favor of the Proposals and the election of all the nominees named below as Directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Six persons have been nominated to serve on the Board of Directors, each to hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her prior resignation or removal. All nominees are now Directors of the Company.

Boaz Harel (36) was appointed to the Board in November 1996 and elected as Chairman of the Board on July 2, 1997. From 1991 to 1993, Mr. Harel was the founder and managing director of Mashik Business and Development Ltd., an engineering consulting company. From 1993 to 1997, Mr. Harel has been the Managing Director of Leedan Business Enterprise Ltd. ("Leedan"), a publicly-held Israeli company which is the beneficial owner of 58% of the Company's Common Stock. Since January 1994, Mr. Harel has served as a member of the Supervisory Board of ICTS International N.V. and since September 1996, Mr. Harel has served as the Chairman of ICTS USA (1994), Inc., an indirect subsidiary of Leedan. Since 1997 Mr. Harel has been Co-Managing Director of Leedan International Holdings B.V., a principal shareholder of the Company and an indirect wholly-owned subsidiary of Leedan.


M. Albert Nissim (66) was appointed as the President of the Company in January 1997 and was elected to the Board on September 25, 1997. He has served as Secretary of ICTS International N.V. since January 1996. Mr. Nissim has also served as President of ICTS USA (1994), Inc. since January 1994. From 1994 to 1995, he served as Managing Director of ICTS International B.V. Mr. Nissim served as the President of Harel & Partners from 1991 to 1994. From 1990 to the present, he has been the Vice President and a director of Tuffy Associates Corp., an automotive repair franchise company affiliated with Mr. Ezra Harel, the brother of Boaz Harel. Mr. Nissim is also a Co-Managing Director of Leedan International Holdings B.V., a principal shareholder of the Company. In April 1997, Mr. Nissim was appointed as one of the Company's designees on the Board of Directors of Pioneer Home Funding, L.L.C., a subsidiary of the Company.

Richard Fried (53) was appointed to the Predecessor's Board in February 1994 and served as Vice-President of the Predecessor. Upon consummation of the Merger in November 1994, he became a director of the Company. Since June 1991 Mr. Fried has served as President of Medical Systems, Inc., an application software development company, of which he has been a principal shareholder. From February 1993, he has served as President of Montgomery Associates, Inc., a corporation wholly-owned by him, which is engaged in business as an importer-exporter. Since April 1993, Mr. Fried has been a principal shareholder, and has served as President, of Sea Change Systems, Inc., a software tools development company. From April 1993 to May 1994, he was a Branch Manager of LPL Financial Services, a stock brokerage firm, which is an NASD member firm. Since November 1994, Mr. Fried has been a controlling shareholder and has served as President of SMARTpay, Inc., a collection service. From April 1995 he has served as President of Centennial Systems, Inc., a software distribution, sales and service firm of which he is a principal shareholder. Since October 1996, Mr. Fried has been a controlling shareholder, and has served as President, of Leeward Software, Inc., an application software developer. From October 1996 he has also served as President of Windward Software, Inc., a materials management software intellectual property company of which he is also a principal shareholder. From December 1996 he has served as President of Strategic Reporting Systems, Inc., a database report generation software development and distribution firm of which he is a principal shareholder. From April 1997, he has served as managing director of HYCOM USA, Inc., an international software development and distribution company, of which he is a principal shareholder.

                  Tamar Lieber (57) was appointed to the Board in June 1995. Ms. Lieber has been engaged in practice as a senior psychotherapist at the Center for Preventive Psychiatry in White Plains, New York, a non-for profit community mental health clinic, for more than the past five years.

Lynda Davey (45) was elected to the Board on September 25, 1997. Ms. Davey has served as the President of Avalon Group, Ltd. And Chairman of Avalon Securities, Ltd., private investment banking firms, since April, 1992. From April, 1988 throughout 1991 Ms. Davey was Managing Director and head of investment banking at Tribeca Corporation, a New York merchant bank. Prior to 1988, Ms. Davey was Vice-President of the Merchandise and Retail Group in the corporate finance department of Salomon Brothers Inc. Ms. Davey also serves as a director of Tuffy Associates Corp. And the Center for Design Innovation of the Fashion Institute of Technology. Ms. Davey is a registered architect.

Joseph  Samuels (69) has served as a president  and is the sole  shareholder  of
Fulton Properties of Calif. Inc., an investment corporation engaged in acquisition, development and management of real estate for more than the past five years. Mr. Samuels has also served as President and is the sole shareholder of Goldsboro Properties Inc., a real estate holding corporation, for more than the past five years.

         The affirmative vote of the holders of at least a majority of the shares present personally or by proxy at the Meeting is required for the election of each director.

         The Board of Directors recommends a vote FOR the election of each of the seven nominees as directors.

PROXIES IN THE ACCOMPANYING FORM WHICH DO NOT WITHHOLD AUTHORITY TO VOTE FOR DIRECTORS WILL BE VOTED FOR THE ELECTION OF THE PERSONS WHOSE NAMES ARE LISTED ABOVE.

Voting Securities and Principal Holders Thereof

         The outstanding voting securities of the Company on April 24, 2000 (the "Record Date") consisted of 2,771,136 shares of common stock, par value $.0l per share (the "Common Stock"). The Common Stock is the only class of voting stock of the Company. Only shareholders of record at the close of business on the Record Date are entitled to notice of or to vote at the Meeting. Each share of Common Stock is entitled to one vote with respect to each proposal. The holders of a majority of the outstanding shares entitled to vote must be present at the Meeting in person or by proxy to constitute a quorum.

         The following table sets forth the holdings of the Common Stock as of April 24, 2000 by each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock and by (1) each director and named executive officer; and (2) all directors and executive officers as a group.


                                                              Number of Shares                  Percent
Name                                               Title      of Common Stock                   of Class

ICTS International N.V.                                          150,000                          5.4%
Vertrekpassage 226
1118 AV Schiphol Airport
Holland

Lancer Partners L.P.                                             172,500                          6.2%
200 Park Avenue, Ste 3900
New York, NY 10166

Leedan Business
  Enterprise Ltd.                                                1,188,068(1)                     42.9%
("Leedan Business")
8 Shaul Hamelech Blvd.
Tel-Aviv 64733, Israel

Rogosin International B.V.                                       265,000(3)                        9.5%
One Rockefeller Plaza,
Ste. 2412
New York, NY 10020

Boaz Harel                   Director      1,188,068(1)(2)                                        42.9%
1 Rockfeller Plaza
Suite 2412
New York, New York
10020

M. Albert Nissim            President and                         70,000(4)                        *
One Rockefeller Plaza        Director
Suite 2412
New York, NY


                                                             5




                                                              Number of Shares                  Percent
Name                      Title                               of Common Stock                   of Class

Tamar Lieber             Director                                 169,500(5)                      5.8%
160 W. 66th Street
Apt. 49B
New York, NY 10023

Richard Fried            Director                                 25,523(5)                        *
33 Marian Road
Marblehead, MA 01945

Lynda Davey              Director                12,000(5)         *
1375 Broadway
5th Floor
New York, NY 10018

Joseph Samuels           Director                12,000(5)         *
321 24th Street
Santa Monica, CA 90402

Directors and
Executive
Officers as a
group (6 persons)                                                1,492,091(6)                   53.8%


*        Less than 1%

(1) Leedan  International  Holdings  B.V.,  which together with Leedan Systems &
Properties Promotion (1003) Ltd. Holds 48.2% of the issued and outstanding Common Stock of the Company, is an indirect wholly-owned subsidiary of Leedan Business. Certain members of the family of Mr. Boaz Harel, a director of the Company, collectively, own approximately 57.5% of the outstanding shares of Leedan Business. Mr. Harel, owns approximately 17% of the outstanding shares of Leedan Business and disclaims beneficial ownership of any stock of Leedan Business held by an other member of the Harel family.

(2) Does not include three year option for 50,000, vesting 1/3rd each year, exercisable at $4.75 per share nor a three year option for 7,500 shares exercisable at $2.25 per share, vesting 1/3rd each year.

(3) An affiliate to Leedan Business Enterprises Ltd. Shares were purchased in a private transaction.

(4) Includes 45,000 shares of Common Stock exercisable at $4.50 per share which Mr. Nissim has the right to acquire within 60 days from the date hereof upon exercise of an option held by him and 25,000 option exercisable at $10.00 per share at the rate of 1/3rd per year for three years.

(5) Includes 12,000 shares as part of a 3 year option, exercisable at $4.25 per share, vesting at the rate of 1/3rd per year for three years as well as 7,500 shares as part of a three year option exercisable at $2.25 per share, vesting at the rate of 1/3rd per year.

(6) Does not include any options referred to in notes (2), (3), (4) and (5) hereof.

Certain Relationships and Related Transactions

o Certain Transactions.

                  On November 18, 1998 a settlement was reached with a guarantor of a mortgage banking customer's defaulted line of credit. The guarantor was also a company stockholder. Pursuant to the settlement, an entity which is an affiliate of Leedan accepted $530,000 of the guarantor's recognized debt to the Company in exchange for the guarantor's shares in the Company. This entity paid the Company $176,667 and issued two installment notes of $176,667 each with maturity dates of August 23, 1999 and May 23, 2000, respectively. These notes bear interest at a rate of 8.25% per annum and are payable quarterly commencing three months from the date of issuance which was November 23, 1998.

                  On November 18, 1998, a settlement was reached with a guarantor of a mortgage banking customer's defaulted line of credit. The guarantor was also a Company stockholder. Pursuant to the settlement, Rogosin Business Enterprises Ltd., accepted $530,000 of the guarantor's recognized debt to the Company in trade for the guarantor's shares in the Company. Furthermore, pursuant to the settlement, the guarantor issued two additional notes in the amount of $735,102 to the Company.

                  Pursuant to the settlement as stated above, the guarantor issued to the Company two installment notes in the amounts of $265,103 and $470,000, respectively. These notes bear interest at a rate of 8.25% per annum and are payable quarterly commencing three months from November 18, 1998, the date of issuance of the notes. Both notes mature November 18, 2000.

                  On September 14, 1998 Joseph Samuels, a Director of the Company and two affiliates of Leedan Business Enterprises Ltd. loaned to the Company $100,000 and $550,000 and $76,000, respectively. The loan was in connection to the Ninth Amendment to the Credit Agreement with Bank One to authorize the infusion of an aggregate of $726,000 in the form of the Company's 11% Subordinated Debenture for a term until a new lending facility is in place to replace Bank One.

                  On April 2, 1997 and April 4, 1997, the Company issued unsecured loans of $400,000 and $600,000, respectively, to Rogosin Converters, Inc., an affiliate of the Company. Members of the family of Mr. Boaz Harel, a director of the Company, have an indirect controlling interest in Rogosin Converters, Inc. The loans were guaranteed by Leedan International B.V., a shareholder of the Company. The Company earned interest of 12% per annum on the loans, which interest was paid monthly. The principal and accrued interest on the loans were paid in full on June 20, 1997.

o Board Meetings

         The Board of Directors met two times during the fiscal year ended December 31, 1999.


Compensation of Directors and Executive Officers



                                                             Annual Compensation                   Awards
    Name and
Principal Position                 Fiscal Year      Salary($)         Bonus($)         Other    Annual  Securities
-------------------                 -----------      ---------         --------          Compensation ($)          Underlying
                                                                                         ----------------            Option

Boaz Harel*                         1999             $100,000
Chairman of                         1998(1)          $100,000          $15,000                                     50,000
 the Board                          1997(2)           $25,000                                                       7,500


M. Albert Nissim**                  1999             $118,385
President                           1998(1)          $118,654          $12,000                                      25,000
                                    1997(2)          $54,000                                                        45,000


John O'Brien***                     1999             $122,083
Chief Financial                     1998(1)          $58,513
 Officer


David W. Sass****                   1999             $0
Secretary                           1998             $0


* Commenced as Chairman on July 2, 1997.

** Commenced service as President of the Company in the fourth quarter of the 1996 fiscal year. *** Commenced service as Chief Financial Officer in the second quarter of the 1998 fiscal year and terminated employment in September, 1999.

**** Commenced service as Secretary in the second quarter of the 1998 fiscal year.

(1)  For the Year Ending December 31, 1998
(2)  Nine Months ended December 31, 1997


Compensation of Directors.

         The Directors of the Company received cash compensation of $300 per meeting in his or her capacity as a director.

         Options Issued to Executives.

                   The table below sets forth information regarding option grants to executive officers and Directors of the Company.


                                          Number of                    Exercise Price
Name                                   Options Granted                 Per Share          Expiration Date


M. Albert Nissim(1)                         25,000                     $10.00              October, 2002
                                            45,000                     $ 4.50              February,2002

Boaz Harel(1)                               50,000                     $4.750              October, 2002
                                             7,500                     $2.250              January, 2002

Richard Fried(1)                            12,000                     $4.250              October, 2002
                                             7,500                     $2.250              January, 2002

Tamar Lieber(1)                             12,000                     $4.250              October, 2002
                                             7,500                     $2.250              January, 2002

Lynda Davey(1)                              12,000                     $4.250              October, 2002


Joseph Samuels(1)                           12,000                     $4.250              October, 2002





(1)   Options vested at the rate of 1/3rd each year.

         Executive Compensation.

                  In July 1997, the Company extended the Employment Agreement with M. Albert Nissim as President for an indefinite period, on a part-time basis, at a salary of $6,000 (amended to $9,500) per month. The Agreement may be terminated by either party on not less than 90 days prior notice. On May 12, 1998, Albert Nissim's compensation was increased to $9,500 per month effective April 1, 1998 in consideration of his contributions to the Company. In addition, Mr. Nissim was awarded a $12,000 bonus payable in the second quarter in consideration of the Company's performance.

                  The Company has approved a compensation plan for Mr. Boaz Harel and/or Leedan Business Enterprises, Ltd. ("Leedan"), the company which provides management services to the Company by making Mr. Harel available to the Company. Leedan is also a principal shareholder of the Company. The plan provides aggregate remuneration to Mr. Harel and/or Leedan of $100,000 per annum plus 5% of the Company's net income pre-tax above $1,000,000 annually. Leedan and Mr. Harel will determine how such compensation will be divided between them. On May 12, 1998 Boaz Harel was awarded a $15,000 bonus, payable in the second quarter in consideration of the Company's performance.


                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company has again appointed Lazar Levine & Felix LLP to serve as independent accountants of the Company for the fiscal period ending December 31, 2000. Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it appropriate as a matter of policy to request that the Shareholders ratify such appointment of Lazar Levine & Felix LLP. If the Shareholders should not ratify, the management will reconsider the appointment of Lazar Levine Felix LLP.

         The affirmative vote of a majority of the shares present personally or by proxy at the Meeting is required for the ratification of the appointment of Lazar Levine Felix LLP.

         The Board Recommends a vote FOR the ratification of the appointment of Lazar Levine & Felix LLP.

         No representatives of Lazar Levine Felix LLP are expected to be present at the Meeting.

Cost of Solicitation

         The cost of solicitation of proxies, including reimbursements to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, American Stock Transfer & Trust Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out--of--pocket expenses which, in the aggregate, are estimated to be approximately $1,200. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone or telecopier. It is anticipated that the total cost of solicitation of proxies will be approximately $4,000.

                         OTHER BUSINESS TO BE TRANSACTED

         Management knows of no other matters to be presented before the Meeting other those stated above. However, the enclosed proxy gives discretionary authority to each proxy holder named therein should any other matters be presented at the Meeting to take such action in connection therewith as shall be in accordance with his best judgment.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders for the year ended December 31, 1999 is being mailed to stockholders with this Proxy Statement.


                   STOCKHOLDER PROPOSAL - 2000 ANNUAL MEETING

         Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by December 31, 2000.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                        PIONEER COMMERCIAL FUNDING CORP.

                                    P R O X Y

           This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned hereby appoints M. Albert Nissim and David W. Sass as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of Pioneer Commercial Funding Corp. held of record by the undersigned on April 24, 2000, at the annual meeting of shareholders to be held on May 23, 2000, or any adjournment thereof.

1.       ELECTION OF DIRECTORS

For all nominees listed below                  Withhold Authority to
(Except as Marked to the                        Vote All Nominees Listed
Contrary)  ___                               Below                    ___

Boaz Harel, M.Albert Nissim, Richard Fried, Tamar Lieber, Lynda
Davey and Joseph Samuels.


2. To ratify the appointment of Lazar Levine & Felix LLP as independent auditors of the Company for the fiscal year ended December 31, 2000.
                  FOR_______           AGAINST___________

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

         Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     Dated:             , 2000
                                                             ----------------


                                                     Signature


                                                     Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE